Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Michael Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Announces Sale of

$70 Million of 4.25% Subordinated Notes Due 2027

BRYN MAWR, Pa., December 13, 2017 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that it has completed an underwritten public offering of $70 million in aggregate principal amount of 4.25% Fixed-to-Floating Rate Subordinated Notes (the “Notes”). The Notes have a stated maturity date of December 15, 2027. The Corporation may redeem the Notes on December 22, 2022 or any interest payment date thereafter, as well as upon certain earlier events. The Notes will bear interest at a fixed rate of 4.25% per year from the date of issuance through December 14, 2022, and thereafter will bear interest, until maturity or earlier redemption, at a variable annual rate that will reset quarterly to a level equal to the then current 3-month LIBOR plus 205.0 basis points.

The Notes were issued at the holding company level, and have been structured to qualify as Tier 2 capital under regulatory guidelines. The Corporation intends to use the proceeds from the sale for working capital and general corporate purposes, which may include, but not be limited to, investments in the Bank and our other subsidiaries for regulatory capital purposes.

“We are very pleased with the execution of this subordinated debt offering and proud that the market has again signaled a strong vote of confidence in our institution by setting an initial interest rate on the Notes of 4.25%, which to our knowledge is among the lowest coupons achieved to-date in a subordinated debt issuance by a community bank,” said Frank Leto, President and CEO. He continued, “This successful capital raise reflects the soundness of our business strategy and positions us well to support future growth.”

Keefe, Bruyette & Woods acted as Sole Book-Running Manager, with Boenning & Scattergood, Inc. as Co-Manager for the Notes offering.

The Notes have been issued pursuant to an effective shelf registration statement (File No. 333-202805) (including base prospectus), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the "SEC"), and a final prospectus supplement filed with the SEC.

Copies of the final prospectus supplement and accompanying base prospectus relating to the Notes offering can be obtained without charge by visiting the SEC's website at www.sec.gov, or may be obtained from: Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019 or by calling 1-800-966-1559.

Bryn Mawr Bank Corporation Announces Sale of

$70 Million of 4.25% Subordinated Notes Due 2027

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security of the Corporation, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

Bryn Mawr Bank Corporation (NASDAQ: BMTC), including its principal subsidiary, The Bryn Mawr Trust Company (founded in 1889; headquartered in Bryn Mawr, Pa.), is a locally managed financial services company providing retail and commercial banking, trust administration and wealth management, and insurance solutions. Bryn Mawr Bank Corporation has $3.5 billion in corporate assets and $12.4 billion in wealth assets under management, administration, supervision, and brokerage (as of 9/30/2017). BMT operates 25 full service retail bank locations in Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and New Castle County in Delaware. For more information please visit bmtc.com.

FORWARD LOOKING STATEMENTS

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,”“indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of acquired businesses with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements. For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.